Exhibit 10.16

TECHNOLOGY LICENSE AGREEMENT

     This TECHNOLOGY LICENSE AGREEMENT (the "Agreement"), made this 5th day of May, 2006 (the "Effective Date"), is by and among MICRON TECHNOLOGY, INC., a Delaware corporation ("Micron"), PHOTRONICS, INC., a Connecticut corporation ("Photronics") and MP MASK TECHNOLOGY CENTER, LLC, a Delaware limited liability company (the "Company").

RECITALS

     WHEREAS, Micron and Photronics have formed the Company to develop and fabricate advanced Reticles primarily dedicated to supporting Micron's prototype and production Reticle requirements as directed by Micron and pursuant to the Limited Liability Company Operating Agreement of even date herewith (the "Operating Agreement") by and between Micron and Photronics;

     WHEREAS, Micron and Photronics own certain technology assets that each will license pursuant to the terms and conditions of this Agreement (i) to the Company so that the Company may fulfill its Objectives (defined below) and (ii) to each other for the purposes set forth herein; and

     WHEREAS, Micron, Photronics and the Company have entered into separate supply agreements under which Micron and Photronics will be able to obtain the Reticles developed and fabricated using the technology licensed hereunder.

     NOW, THEREFORE, in consideration of the promises contained, and of the obligations herein made and undertaken, the parties hereto do hereby covenant and agree follows:

1. DEFINITIONS

     For purposes of this Agreement, the definitions set forth in this Section 1 shall apply to the respective capitalized terms. All capitalized terms not defined in this Agreement shall have the meaning set forth in the Operating Agreement.

     1.1 "Approved Technology" shall mean (i) all Technology and Software initially provided by Micron or Photronics to the Company hereunder in accordance with Section 3, and (ii) all other Technology and Software that has been approved by the Technology Steering Committee for use in the Company.

     1.2 "Company Improvements" shall mean (i) all Improvements made by or for the Company to any of the Micron Technology, Micron Software or the Photronics Technology; (ii) all documentation, works of authorship, know-how, data and data bases, formulae, algorithms, processes, inventions and discoveries (whether or not patentable), Software, ideas, concepts, techniques, methods, content, technical information; engineering, production and other designs; drawings, schematics, tooling requirements, and other information, technology and materials, tangible or intangible, conceived, created, developed, first fixed in a tangible medium or first reduced to practice by, for or at the Company; and (iii) all Intellectual Property Rights in each of the foregoing.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     1.3 "Competing Product" means [****].

     1.4 "Copy Critical" shall refer to [****]

     1.5 "Copy Exact" shall refer [****].

     1.6 "Designated Facility" means [****]

     1.7 "Improvements" shall mean all derivative works of, improvements upon and modifications to Technology.

     1.8 "Intellectual Property Right" means any patents, patent applications, including with respect to patents any patent rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed, or utility models issued or pending, any registered and unregistered design rights, any copyrights (including the copyright on Software), trade secrets, know-how, or any other intellectual property rights or proprietary rights whether registered or unregistered, and whether now known or hereafter recognized in any jurisdiction, excluding trade names, service names, trademarks, service marks, and trade dress.

     1.9 "Licensed Technology" shall mean the New Technology, Standard Technology and Unrestricted Technology, as applicable. All Company Improvements shall be considered Licensed Technology, subject to classification thereof by the Technology Steering Committee in accordance with Section 3.4.

     1.10 "Micron Intellectual Property Rights" shall mean all Intellectual Property Rights (i) owned by Micron or sublicenseable by Micron on the terms of this Agreement without obligation to pay additional consideration to a licensor; and (ii) necessary or useful to fulfill the Objectives or to design, develop or manufacture Reticles, including any Intellectual Property Rights assigned by the Company to Micron in accordance with this Agreement.

     1.11 "Micron Software" shall mean the Software owned by Micron that Micron provides to either the Company or to Photronics in accordance with this Agreement.

     1.12 "Micron Technology" shall mean all Technology (i) owned by Micron or sublicenseable by Micron to the Company or to Photronics on the terms of this Agreement without obligation to pay additional consideration to a licensor; and (ii) necessary or useful to fulfill the Objectives or to design, develop or manufacture Reticles, including any Company Improvements owned by Micron pursuant to this Agreement.

     1.13 "New Photronics Facility" means the new Photronics Facility to be built pursuant to the Transaction Documents in Boise, Idaho.

     1.14 "New Technology" shall mean [****].

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     1.15 "Objectives" shall mean the following business purposes for which the Company has been created and for which the Company is licensed hereunder: (i) to develop and produce prototypes for advanced, next-generation, high-end Reticles that meet Micron's specifications as provided to the Company from time to time; (ii) to achieve sustainable, leading edge production capabilities using only Approved Technology; (iii) to manufacture in production volumes approved Reticles for Micron that meet Micron's specifications and fulfill Micron's Reticle requirements; and (iv) to the extent the Company has excess capacity after fulfilling all of Micron's Reticle requirements as set forth above, and as permitted herein and pursuant to the Supply Agreement between the Company and Photronics, manufacture prototype and production Unrestricted Reticles for Photronics customers using only Approved Technology. These Objectives may be changed in accordance with the procedures set forth in the Operating Agreement.

     1.16 "Photronics Controlled Subsidiary" means a subsidiary of Photronics that is primarily in the business of developing and fabricating Reticles and that is directly, or indirectly through one or more intermediaries, [****], and that is controlled by Photronics.

     1.17 "Photronics Facility" shall mean [****].

     1.18 "Photronics Improvements" means Improvements made by Photronics to Micron Technology, but not including Improvements made by Photronics employees or subcontractors while providing services to the Company.

     1.19 "Photronics Intellectual Property Rights" shall mean all Intellectual Property Rights (i) owned by Photronics or sublicenseable by Photronics on the terms of this Agreement without obligation to pay additional consideration to a licensor; and (ii) necessary or useful to fulfill the Objectives or to design, develop or manufacture Reticles.

     1.20 "Photronics Technology" shall mean all Technology (i) owned by Photronics or sublicenseable by Photronics to the Company or to Micron on the terms of this Agreement without obligation to pay additional consideration to a licensor, and (ii) necessary or useful to fulfill the Objectives or to design, develop or manufacture Reticles.

     1.21 "Process Node" means a specific geometry loosely based on a minimum line width at which semiconductor integrated circuit devices, and the Reticles used in the manufacture of those devices, are manufactured; e.g., [****].

     1.22 "Qualified" shall mean [****].

     1.23 "Reticle" means a photomask, template or reticle that can be used to transfer an image to a wafer or workpiece.

     1.24 "Software" shall mean computer program instruction code, whether in human-readable source code form, machine-executable binary form, firmware, scripts, interpretive text, or otherwise, necessary or useful to design, develop or manufacture Reticles, including related documentation. "Software" does not include databases and other information stored in electronic form, other than executable instruction codes or source code that is intended to be compiled into executable instruction codes.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     1.25 "Specifications" shall have the meaning given thereto in the Photronics to Micron Supply Agreement of even date herewith.

     1.26 "Standard Technology" shall mean [****]. A list of Standard Technology, if any, as of the Effective Date is set forth in Exhibit A hereto.

     1.27 "Technology" shall mean all documentation, works of authorship, know-how, data and data bases, formulae, algorithms, processes, inventions and discoveries (whether or not patentable), ideas, concepts, techniques, methods, content, technical information, engineering, production and other designs, drawings, schematics, tooling requirements, and other information, technology and materials, tangible or intangible, and necessary or useful to fulfill the Objectives or to design, develop or manufacture Reticles. "Technology" shall not include (i) Software, or (ii) customer data or information related to the design, development or manufacture of Reticles for either Micron or Photronics customers.

     1.28 "Technology Transfer Protocol" shall mean the preferred methodology and protocols for Micron to provide Technology implementation training to Photronics hereunder and for implementing that Technology at the Designated Facility. The initial Technology Transfer Protocol is attached hereto as Exhibit B, but may be modified from time to time by the Technology Steering Committee.

     1.29 "Unrestricted Reticles" shall mean Reticles designed for use in the manufacture of products other than Competing Products.

     1.30 "Unrestricted Technology" shall mean [****].

2. LICENSES

     2.1 License Grant by Micron to Company. Subject to the terms and conditions of this Agreement, Micron grants to the Company a royalty-free, non-exclusive, non-transferable license, without right of sublicense, under the Micron Intellectual Property Rights and to the Micron Technology (excluding Software), to develop, make, use, offer to sell and sell Reticles, and to create Improvements to the Micron Technology, solely in accordance with the Objectives.

     2.2 License Grant by Micron to Photronics. Subject to the terms and conditions of this Agreement, including the classification procedures, use restrictions, and conditions set forth in Section 3, Micron grants to Photronics and to each Photronics Controlled Subsidiary a non-exclusive, worldwide, non-transferable (except as provided in Section 9.4), fully paid-up (subject to Section 9.4) license, [****] under the Micron Intellectual Property Rights and to the Licensed Technology, to develop, use, make at Photronics Facilities, have Unrestricted Reticles made by the Company, import, offer to sell and sell Reticles, and to create Improvements to the Micron Technology.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     2.3 License Grant by Photronics to the Company. Subject to the terms and conditions of this Agreement, Photronics grants to Company a royalty-free, non-exclusive, non-transferable, fully paid-up license, without right of sublicense, under the Photronics Intellectual Property Rights and to the Photronics Technology and Photronics Improvements, to develop, make, use, import, offer to sell and sell Reticles, and to create Improvements to the Micron Technology, solely in accordance with the Objectives.

     2.4 License Grant by Photronics to Micron. Subject to the terms and conditions of this Agreement, Photronics grants to Micron a royalty-free, non-exclusive, non-transferable, fully paid-up license, with right of sublicense only to Photronics Improvements, under the Photronics Intellectual Property Rights and to the Photronics Technology and Photronics Improvements, to develop, make, have made, use, import, offer to sell and sell Reticles, and to create Improvements to the Micron Technology.

     2.5 Software Licenses from Micron to the Company. Micron grants to the Company, subject to the terms and conditions of this Agreement, a royalty free, nonexclusive, limited license to reproduce, install and execute the Micron Software that Micron provides to the Company under Section 3 solely for the Company's internal use and only to fulfill the Objectives. The Company may make one copy of the Micron Software in machine-readable form for backup, disaster recovery or archival purposes only, and may make additional working copies beyond the copies provided by Micron as are reasonably necessary for the Company's internal use only. All such copies of Micron Software shall include all of the copyright and other proprietary notices of Micron contained on the original copy. The Company shall not assign, sublicense, transfer, pledge, lease, loan, rent to or share the Micron Software with any third party (except for Photronics personnel performing services for the Company at the Company's facilities). The Company shall not modify, decompile, reverse engineer, disassemble, or otherwise translate the Micron Software without the prior written consent of Micron in each case. Micron may from time to time provide the Company with human-readable source code for specified Micron Software. In such event, Micron will grant to the Company, subject to the terms and conditions of this Agreement, a royalty free, nonexclusive, limited license to reproduce, make derivative works of, install and execute such specified Micron Software.

     2.6 Software License from Micron to Photronics. Upon the Lease Commencement Date (as defined in the Build to Suit Lease between Micron and Photronics of even date herewith), [****] and for use only at the New Photronics Facility, Micron grants to Photronics, subject to the terms and conditions of this Agreement, a royalty free, non-exclusive, limited license to reproduce, install, and execute the Micron Software provided to Photronics pursuant to Section 3 below.

          (a) Photronics may make one copy of the Micron Software in machine-readable form for backup, disaster recovery or archival purposes only, and may make additional working copies beyond the copies provided by Micron as are reasonably necessary for Photronics' internal use only at the New Photronics Facility. All such copies of Micron Software shall include all of the copyright and other proprietary notices of Micron contained on the original copy. [****] Photronics shall not assign, sublicense, transfer, pledge, lease, loan, rent to or share the Micron Software with any third party, or use the Micron Software to perform services for any third party (excluding manufacture of Reticles by Photronics for third parties as expressly permitted under this Agreement). Photronics shall not modify, have modified, decompile, reverse engineer, disassemble, or otherwise translate the Micron Software without the prior written consent of Micron in each case.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

          (b) Micron may from time to time, upon the request of Photronics and in Micron's sole discretion, provide Photronics with human-readable source code for Micron Software. In such event, Micron will grant to Photronics, a nonexclusive, limited license to reproduce, make derivative works of, install and execute such Micron Software only at the New Photronics Facility and on the terms and conditions agreed to by the parties.

          (c) Photronics acknowledges that some of the Software [****] may be third party Software that Micron does not have the right to sublicense. Micron will identify applicable third party Software during the process of establishing the New Photronics Facility. Photronics shall be responsible at its own expense to independently license such third party Software. If such third party Software is not available to be licensed, Micron and Photronics shall consult in good faith about alternatives to such unavailable third party Software [****].

3. DELIVERABLES

     3.1 Initial Delivery to the Company. Micron will provide to the Company immediately after the Effective Date all Technology retained by Micron [****]. In addition, Micron will license and deliver to the Company the Software retained by Micron [****]. Photronics will provide to the Company promptly after the Effective Date the Approved Technology listed on Exhibit D hereto. The parties acknowledge that the ability to provide certain Technology and Software to the Company will be subject to the right to sublicense third party Technology and Software pursuant to existing license agreements. [****].

     3.2 Initial Delivery to Photronics. Within thirty (30) days following the Effective Date, Micron will deliver to Photronics or make available to Photronics the Licensed Technology retained by Micron [****]. In addition, Micron will provide Photronics certain Micron Software for implementation and use at the New Photronics Facility in accordance with the license grant set forth in Section 2.6 above. A list of such Micron Software will be determined by Micron prior to the Lease Commencement Date and will be provided to Photronics; the list will include the Micron Software reasonably necessary to assist Photronics [****]. The Licensed Technology and Micron Software will be made available for electronic transfer in accordance with means to be mutually agreed by Micron and Photronics, but where necessary, physical transfers may be conducted.

     3.3 Determination of Approved Technology. The Technology Steering Committee, pursuant to the Technology Steering Committee charter attached hereto as Exhibit E, will create general guidelines setting forth the process for determining whether Technology, regardless of source, will be Approved Technology for use by the Company and will make such determinations in accordance with the charter and the guidelines. The Technology Steering Committee may amend these guidelines from time to time. A negative determination will not preclude the Technology Steering Committee from later determining that Technology does constitute Approved Technology.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     3.4 Determination of Licensed Technology and Availability of Licensed Technology; Additional Deliveries of Micron Software. Within thirty (30) days following the end of each calendar quarter, the Technology Steering Committee will convene to analyze any Technology developed during such calendar quarter at or by the Company. [****]. From time to time, Micron may provide Photronics additional Micron Software [****] in accordance with the license grant in Section 2.6. The quarterly Technology Steering Committee meetings may be used for purposes of discussing the provision of additional Micron Software to Photronics.

     3.5 Photronics Use Restrictions. [****].

          (a) [****].

          (b) [****].

          (c) [****].

     3.6 Photronics Improvements. Photronics will notify the Company and Micron no less frequently than once each calendar quarter of all Photronics Improvements recognized, logged, or recorded by Photronics pursuant to its standard internal processes for logging or tracking Improvements or inventions on its own behalf or for which Photronics seeks to claim, register, record, or file an application for recognition as an Intellectual Property Right of Photronics. Photronics promptly shall make available all such Photronics Improvements for use by the Company. As part of the quarterly meeting of the Technology Steering Committee pursuant to Section 3.4 above, the Technology Steering Committee will review any Photronics Improvements identified by Photronics as having been created the previous quarter and shall determine whether to treat the Photronics Improvements as Approved Technology. In addition, Micron shall have the opportunity to receive access to all Photronics Improvements, subject to the license grant set forth in Section 2.4.

     3.7 Initial Designated Facility. [****].

     3.8 New Facility. [****].

4. TRAINING AND SUPPORT.

     4.1 Initial Designated Facility Support. Micron agrees to provide Photronics technical support in connection with technology module transfers (as the term "module" is used in the Technology Transfer Protocol) [****]. Photronics may request that the designated Micron support personnel travel to the Designated Facility to provide technical support and Micron will approve such travel in its reasonable judgment, based on the availability of the appropriate Micron personnel and the nature of the request, provided that Photronics shall pay all travel expenses for any Micron approved travel. Micron shall have no obligation to provide support for implementation of Licensed Technology at Photronics facilities that are not the Designated Facility.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     4.2 Support Related to New Photronics Facility. [****].

     4.3 On-site Training in Accordance with the Technology Transfer Protocol. In addition to the support specified in Sections 4.1, 4.2 and 4.5, Micron and Photronics anticipate that Micron will provide Photronics onsite training to be conducted at the Company to assist Photronics to learn and implement the Licensed Technology and Micron Software as authorized by this Agreement. The anticipated and preferred methodology for conducting this onsite training is set forth in the Technology Transfer Protocol, although this may be changed by the TSC. Both Micron and Photronics will make available the appropriate personnel to conduct and receive the onsite training in accordance with the guidelines and time periods set forth in the Technology Transfer Protocol.

     4.4 Additional Support. Photronics may request additional support from the General Manager and the General Manager may agree to provide such additional support in its sole discretion. Any such additional support hours shall be charged to Photronics at [****].

     4.5 Software Support. Photronics may request Software maintenance and support from Micron. During the term, this Software maintenance and support shall be charged to Photronics at [****]. During any wind-down period in which Software licenses survive the termination of this Agreement or the joint venture relationship contemplated by the Transaction Documents, Micron agrees to provide Photronics software maintenance and support services for a period of one (1) year for any Micron Software then installed at the New Photronics Facility at rates and upon terms consistent with Micron's then-standard software support rates and terms. All Micron Software support shall be subject to the terms and conditions set forth in Section (2) of Schedule 4.1(B) of the Information Technology, Operational and General Administrative Services Agreement of even date herewith. To the extent that there is any conflict between the terms and conditions of the foregoing referenced section and this Agreement, as to Software support that Micron provides to Photronics, the terms of this Agreement shall prevail. The New Photronics Facility may from time to time request that Micron make enhancements or improvements to the Micron Software or other Software installed at the New Photronics Facility. Any enhancements or improvements to the Micron Software or other Software installed at the New Photronics Facility are subject to the prior written approval of the Technology Steering Committee. Subject to the approval of the Technology Steering Committee, the same modifications may be made to the Micron Software and other Software installed at the Company.

5. PAYMENTS

     5.1 Initial Technology License Fee. On the Effective Date, Photronics will pay Micron Seventy-two Million Dollars ($72,000,000) for the initial provision of Licensed Technology and the licenses granted to Photronics under this Agreement to use such Licensed Technology. Such amount shall be non-refundable.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     5.2 Costs. Unless otherwise set forth herein, each of Photronics and Micron shall bear its own costs and expenses regarding receipt and implementation of Technology licensed and made available to it under this Agreement. If Photronics requests that Micron provide any support on-site at a Photronics Facility, or otherwise requires a Micron employee to travel to provide technical support pursuant to Section 4 above, Photronics agrees to bear the reasonable travel and lodging expenses of the applicable Micron personnel in addition to any other fees that may apply.

     5.3 Taxes. To the extent that any taxes are applicable to the license and delivery of Licensed Technology and Micron Software to Photronics pursuant to this Agreement, Photronics shall be responsible for and shall pay any applicable sales, use, excise, withholding or similar taxes, including value added taxes and customs duties due on the importation of Licensed Technology and arising from the license to Photronics under this Agreement, excluding any taxes based on Micron's net income.

6. OWNERSHIP; INTELLECTUAL PROPERTY PROTECTION

     6.1 Ownership. Except as expressly set forth herein, this Agreement, the delivery of Technology and Software and the licenses granted hereunder shall not affect each of Photronics and Micron's ownership of its Technology and Software and the Intellectual Property Rights owned by such parties and licensed or provided to one or more parties under this Agreement. Micron shall own any and all derivative works, enhancements, improvements or modifications to Micron Software. All rights not expressly granted herein are reserved.

     6.2 Ownership of Company Improvements. Subject to the license grants set forth in Section 2, Micron shall own all Company Improvements. To the extent that Photronics or the Company obtains any ownership interest in or to such Company Improvements, Photronics and the Company hereby assign and agree to assign to Micron all of their right, title and interest in and to any Company Improvements. Notwithstanding the foregoing, the Technology Steering Committee may, in its discretion and upon Photronics' written request, determine that certain Technology that would otherwise be deemed a Company Improvement but that is primarily based on or derived from Photronics Technology, shall be deemed a Photronics Improvement and treated as such under Section 6.3 below.

     6.3 Ownership of Photronics Improvements. Subject to the license grants set forth in Section 2 and disclosure obligations set forth in Section 3.6, Photronics shall own all Photronics Improvements and any Intellectual Property Rights in or to such Photronics Improvements.

     6.4 Patent Prosecution. Micron shall have the right in its sole discretion to prepare, file, prosecute and maintain, at its own expense, any patent applications and Patents claiming Company Improvements, and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto. Subject to Section 7, Photronics shall have the right in its sole discretion to prepare, file, prosecute and maintain, at its own expense, any patent applications and Patents claiming Photronics Improvements, and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     6.5 Cooperation. The Company and Photronics shall each reasonably cooperate with and assist Micron at their own expense in connection with Micron's patent prosecution activities related to Company Improvements. The Technology Steering Committee will (a) facilitate communication among the parties regarding patent applications with respect to Company Improvements, (b) discuss and provide input to Micron on patent strategy with respect to Company Improvements, and (c) upon Micron's or Photronics request, review applications and other substantive papers with respect to Company Improvements prior to filing with the patent office.

     6.6 Enforcement.

          (a) Notice. Micron and Photronics shall each promptly notify Company of its knowledge of any actual or potential infringement of Intellectual Property Rights associated with the Approved Technology.

          (b) Cooperation; Costs. Each party agrees to render such reasonable assistance in connection with enforcement activities described in this Section 6.6 as the enforcing party may request. Costs of maintaining any such action shall be paid by and belong to the party bringing the action.

          (c) Recoveries. If any actions are undertaken for the benefit of the Company, any damages or settlement recovered from any such action (after the deduction of the costs and fees of the action) shall be allocated as follows: (i) to Micron if the action was undertaken by Micron; or (ii) to Micron and Photronics in proportion to their actual monetary contributions to the undertaking of the action if the action is undertaken for the benefit of the Company and agreed upon in advance by Micron and Photronics to be shared.

          (d) Third Party Claims of Infringement. If the manufacture, use or sale of any Reticles pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against the Company, Micron or Photronics, the party named as the defendant in that claim, suit or proceeding shall promptly notify the other parties hereto in writing setting forth the facts of such claims in reasonable detail. The named defendant shall keep the other parties hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding. The other parties shall, upon request, provide reasonable assistance and cooperation to the named defendant and may elect to participate in the defense of the claim, suit or proceeding, at its own expense using counsel of its own choice.

7. CONFIDENTIALITY

     All information provided, disclosed or obtained in connection with this Agreement or the performance of any of the Parties' activities under this Agreement shall be subject to the Confidentiality Agreement. Furthermore, the terms and conditions of this Agreement shall be considered "Confidential Information" under the Confidentiality Agreement for which each Party is considered a "Receiving Party" under such agreement. [****]. To the extent there is a conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall control. Furthermore, each party acknowledges and agrees that the authorized sale of a product under any of the Transaction Documents shall not constitute a breach of any confidentiality obligations under this Agreement or the Confidentiality Agreement to the extent that the authorized sale of a product inherently discloses Confidential Information of a Party. If the Confidentiality Agreement is terminated or expires and is not replaced, the Confidentiality Agreement shall continue with respect to confidential information provided in connection with this Agreement, notwithstanding such expiration or termination, for the duration of the initial term and any and all extension periods or until a new Confidentiality Agreement is entered into between the parties.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

8. LIMITED REPRESENTATIONS AND WARRANTIES

     8.1 Mutual Representations. Each party hereby represents and warrants to the other parties as follows:

         (a) The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

         (b) This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         (c) To each party's knowledge, such party's execution, delivery and performance of this Agreement do not (i) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of such party, or (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses.

     8.2 Limited Warranty. Micron and Photronics each represent and warrant that it has all necessary right, title or interest and has obtained all necessary consents to perform its obligations and to grant the licenses it grants under this Agreement, and that, to its knowledge, and without conducting specific investigation, the Technology or Software that it provides access to under this Agreement does not infringe upon or misappropriate the Intellectual Property Rights of any third party.

     8.3 Disclaimer. [****].

9. TERMINATION

     9.1 Term of Agreement. This Agreement shall become effective on the first day that it has been executed by both parties and shall remain in force for ten (10) years and will renew automatically for additional five (5) year terms, unless either Micron or Photronics terminates its participation in the Company or unless the Agreement is sooner terminated in accordance with Section 9.2 or Section 9.3 below.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     9.2 Termination.

          (a) Micron and Photronics may terminate this Agreement upon mutual written consent.

          (b) Either Micron or Photronics may terminate this Agreement at any time in the event that the other materially breaches this Agreement and, if the material breach is capable of cure, such material breach continues uncured for a period of ninety (90) days after written notice thereof. Provided that if the breach is capable of being cured and the breaching Party has worked diligently and in good faith since the receipt of the notice to cure such breach, but has not cured the breach during the allotted time, the cure period will be extended for an additional ninety (90) days.

     9.3 Other Causes for Termination. Upon dissolution of the Company, or termination of the Operating Agreement, or a Permitted Photronics Change in Control (as defined in the Operating Agreement), this Agreement shall automatically terminate, and all rights to receive further disclosures of Technology and Software shall automatically terminate.

     9.4 Permitted Photronics Change in Control License Transfer Fee. [****].

     9.5 Survival. In the event of termination of this Agreement, the parties' rights and obligations under Sections 4.4, 6, 7, 8, 9.4, 9.5, 10 and 11 shall survive and continue in effect. In addition, and notwithstanding anything to the contrary contained herein, except for a termination of the Agreement under Section 9.2(b), the licenses granted under Section 2 shall survive the termination or expiration of this Agreement, provided that [****].

10. LIMITATION OF LIABILITY

[****] Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different. Each Party shall have a duty to mitigate any damages hereunder in accordance with applicable law.

11. MISCELLANEOUS

     11.1 Amendments. This Agreement may not be amended without the prior written consent of each party hereto.

     11.2 No Waiver. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and is duly executed by the party against whom the waiver is to be enforced. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     11.3 Notices. Unless otherwise provided herein, all notices, requests, instructions or consents required or permitted under this Agreement shall be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten (10) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three (3) Business Days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the addresses listed on Exhibit A of the Operating Agreement (or to such other address or facsimile number as may be designated by a party giving written notice to the other parties pursuant to this Section 11.3).

     11.4 Independent Development. Subject to the license restrictions and confidentiality obligations set forth in this Agreement, nothing in this Agreement shall be construed to preclude either Micron or Photronics from directly or indirectly designing, developing, acquiring, using, marketing, licensing or selling any technology, prototypes, or production Reticles that is similar, related to or competitive with those developed, designed or manufactured by the other party or by the Company.

     11.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements among Delaware residents entered into and wholly to be performed within the State of Delaware (without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

     11.6 Construction; Interpretation.

          (a) Certain Terms. The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limited and means "including without limitation."

          (b) Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (c) Reference to Persons, Agreements, Statutes. Unless otherwise expressly provided herein, (i) references to a Person include its successors and permitted assigns, (ii) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (iii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

          (d) Presumptions. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     11.7 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     11.8 No Assignment; Binding Effect. Except as otherwise expressly provided in Section 9.4, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder to any third party, whether by assignment, transfer, Change in Control, or other means, without the prior written consent of each other party. Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties, their heirs, executors, administrators, and successors.

     11.9 Severability. If any provision in this Agreement will be found or be held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the parties will use their respective best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the parties' intent in entering into this Agreement.

     11.10 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.

     11.11 Dispute Resolution. The parties hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), shall be resolved in accordance with the dispute resolution procedures set forth in the Operating Agreement.

     11.12 Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company or by any third-party creditor of any Member. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto, their respective successors and permitted assigns.

     11.13 Entire Agreement. This Agreement, together with the other documents, exhibits and schedules referred to herein and therein, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersede any and all prior oral and written, and all contemporaneous oral, agreements or understandings pertaining thereto. There are no agreements, understandings, restrictions, warranties or representations relating to such subject matter among the parties other than those set forth herein and in the other documents, exhibits and schedules referred to herein and therein.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MICRON TECHNOLOGY, INC.

By:
Name:
Title:

PHOTRONICS, INC.

By:
Name:
Title:

MP MASK TECHNOLOGY CENTER, LLC

By:
Name:
Title:

EXHIBITS:

Exhibit A:	Approved Technology and Licensed Technology
Exhibit B:	Technology Transfer Protocol
Exhibit C:	Software
Exhibit D:	Approved Technology of Photronics
Exhibit E:	Technology Steering Committee Charter

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Exhibit A

Approved Technology and Licensed Technology

     [****]

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Attachment 1 to Exhibit A

Initial Approved Technology List

[****]

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Exhibit B

Technology Transfer Protocol

     [****]

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Exhibit C

Software

[****]

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Exhibit D

Approved Technology of Photronics

[****]

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Exhibit E

Technology Steering Committee Charter

[****]

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.